Exhibit 3

NISSIN CO., LTD.(8571)
Monthly Data for May, 2003
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Loans Outstanding and Number of Accounts by Loan Type

ACCOUNTS

							comparison
			change from			change from	with
	2002/5	% of total	2002/4	2003/5	% of total	2003/4	estimate	% of 2002/5

Consumer loans	125,168	65.68%	(107)	104,272	57.87%	(1,276)	(145)	83.31%
Consumer loans (other than VIP loans)	114,298	59.98%	(220)	92,501	51.34%	(1,424)	(210)	80.93%
VIP loans	10,870	5.70%	113	11,771	6.53%	148	65	108.29%
Wide loans	32,838	17.23%	401	36,876	20.47%	222	(161)	112.30%
Small business owner loans & Business Timely loans	32,169	16.88%	767	38,697	21.48%	406	(129)	120.29%
Small business owner loans	18,181	9.54%	440	24,018	13.33%	283	(29)	132.10%
Business Timely loans	13,988	7.34%	327	14,679	8.15%	123	(100)	104.94%
Notes receivable	19	0.01%	0	28	0.02%	2	2	147.37%
Secured loans	368	0.19%	(6)	307	0.17%	(1)	(1)	83.42%
Total number of accounts	190,562	100.00%	1,055	180,180	100.00%	(647)	(434)	94.55%

LOANS OUTSTANDING

(Unit : amounts in thousands of yen)
							comparison
			change from			change from	with
	2002/5	% of total	2002/4	2003/5	% of total	2003/4	estimate	% of 2002/5

Consumer loans	46,417,766	28.92%	144,705	40,268,778	22.60%	(327,241)	(98,046)	86.75%
Consumer loans (other than VIP loans)	37,272,647	23.22%	34,858	30,452,714	17.09%	(436,348)	(136,593)	81.70%
VIP loans	9,145,118	5.70%	109,846	9,816,063	5.51%	109,106	38,546	107.34%
Wide loans	56,710,931	35.33%	852,370	64,107,607	35.98%	78,413	(621,389)	113.04%
Small business owner loans & Business Timely loans	56,012,553	34.90%	1,503,925	72,262,394	40.55%	583,040	(497,893)	129.01%
Small business owner loans	39,261,677	24.46%	1,177,849	54,883,486	30.80%	506,069	(297,011)	139.79%
Business Timely loans	16,750,876	10.44%	326,076	17,378,907	9.75%	76,970	(200,883)	103.75%
Notes receivable	12,875	0.01%	672	16,245	0.01%	2,027	2,307	126.17%
Secured loans	1,348,269	0.84%	(28,132)	1,543,030	0.87%	(14,611)	11,511	114.45%
Total loans outstanding	160,502,397	100.00%	2,473,541	178,198,056	100.00%	321,627	(1,203,511)	111.03%

*There are 72 branches after opening 2 new branches, closing 2 branches and relocating 4 branches since April 2002.

Changes in the Numbers of Applications and Approvals and the Ratio of Approval by Product
(For the Year Ending March 31, 2004)

	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Total

Consumer loans *1
Applications	2,735	3,010											5,745
Approvals	683	678											1,361
Ratio of approval	24.97%	22.52%											23.69%
VIP loans
Applications	238	285											523
Approvals	217	272											489
Ratio of approval	91.18%	95.44%											93.50%
Wide loans
Applications	1,022	1,169											2,191
Approvals	816	904											1,720
Ratio of approval	79.84%	77.33%											78.50%
Small business owner loans
Applications	660	675											1,335
Approvals	578	579											1,157
Ratio of approval	87.58%	85.78%											86.67%
Business Timely loans
Applications	1,136	1,253											2,389
Approvals *2	473	600											1,073
Ratio of approval	41.64%	47.89%											44.91%
Notes receivable
Applications	10	8											18
Approvals	5	8											13
Ratio of approval	50.00%	100.00%											72.22%
Secured loans
Applications	5	5											10
Approvals	3	4											7
Ratio of approval	60.00%	80.00%											70.00%

*1 The figures for Consumer loans do not reflect applications and approvals through tie-up companies.

*2 Refers to the number of cardholders, which includes credit lines with zero balances.

Delinquent Loans By Default Days

As of May 31, 2001	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	1,841,567,800	4.14	514,523,683	1.16	357,897,846	0.80	259,087,576	0.58	1,131,509,105	2.54	44,466,604,467
Wide loans	2,311,862,724	4.81	442,138,881	0.92	274,577,480	0.57	584,588,791	1.22	1,301,305,152	2.71	48,063,676,837
Small business owner loans	2,223,750,053	7.71	388,750,103	1.35	263,254,805	0.91	681,333,784	2.36	1,333,338,692	4.62	28,849,992,417
Business Timely loans	206,033,648	2.33	49,091,329	0.56	48,933,798	0.55	30,521,327	0.35	128,546,454	1.45	8,842,847,978
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	41,263,615
Real estate-backed loans	203,298,270	12.11	10,424,090	0.62	11,326,005	0.67	106,735,376	6.36	128,485,471	7.65	1,678,548,062
Security-backed loans	8,119,326	40.25	0	0.00	0	0.00	6,806,774	33.75	6,806,774	33.75	20,169,807

Total	6,794,631,821	5.15	1,404,928,086	1.06	955,989,934	0.72	1,669,073,628	1.26	4,029,991,648	3.05	131,963,103,183

As of May 31, 2002	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,060,440,232	4.44	612,782,018	1.32	401,670,633	0.87	304,999,450	0.66	1,319,452,101	2.84	46,417,766,239
Wide loans	2,851,717,950	5.03	501,257,416	0.88	339,661,874	0.60	774,432,683	1.37	1,615,351,973	2.85	56,710,931,808
Small business owner loans	2,581,422,548	6.57	343,579,309	0.88	337,071,067	0.86	754,094,955	1.92	1,434,745,331	3.65	39,261,677,055
Business Timely loans	510,635,978	3.05	120,269,186	0.72	134,678,885	0.80	109,883,368	0.66	364,831,439	2.18	16,750,876,079
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	12,875,982
Real estate-backed loans	231,845,360	17.70	2,318,159	0.18	42,525,869	3.25	143,755,382	10.97	188,599,410	14.40	1,310,153,176
Security-backed loans	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	38,116,770

Total	8,236,062,068	5.13	1,580,206,088	0.98	1,255,608,328	0.78	2,087,165,838	1.30	4,922,980,254	3.07	160,502,397,109

As of May 31, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,349,363,863	5.83	684,485,156	1.70	429,534,589	1.07	304,157,732	0.76	1,418,177,477	3.52	40,268,778,202
Wide loans	5,249,254,177	8.19	540,005,654	0.84	525,978,962	0.82	1,046,674,777	1.63	2,112,659,393	3.30	64,107,607,867
Small business owner loans	5,295,190,322	9.65	418,936,050	0.76	498,145,408	0.91	1,186,152,306	2.16	2,103,233,764	3.83	54,883,486,931
Business Timely loans	745,076,869	4.29	184,433,352	1.06	142,051,893	0.82	125,455,859	0.72	451,941,104	2.60	17,378,907,396
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,245,330
Real estate-backed loans	306,025,393	29.36	22,295,366	2.14	16,584,220	1.59	213,909,244	20.53	252,788,830	24.26	1,042,146,317
Security-backed loans	892,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	500,884,063

Total	13,945,803,488	7.83	1,850,155,578	1.04	1,612,295,072	0.90	2,876,349,918	1.61	6,338,800,568	3.56	178,198,056,106

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Delinquent Loans By Default Days

As of March 31, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	1,717,251,218	4.19	674,216,210	1.65	7,232,441	0.02	15,613,972	0.04	697,062,623	1.70	40,938,250,487
Wide loans	4,358,688,991	6.81	471,476,697	0.74	314,133,570	0.49	784,905,747	1.23	1,570,516,014	2.45	63,992,635,671
Small business owner loans	4,563,540,446	8.46	380,800,292	0.71	334,506,582	0.62	851,904,473	1.58	1,567,211,347	2.91	53,915,070,120
Business Timely loans	486,220,858	2.81	175,457,602	1.01	7,420,224	0.04	5,131,970	0.03	188,009,796	1.09	17,302,434,471
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,326,733
Real estate-backed loans	320,205,350	29.51	19,926,985	1.84	6,752,529	0.62	210,471,976	19.40	237,151,490	21.86	1,084,928,297
Security-backed loans	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	503,176,197

Total	11,445,906,863	6.44	1,721,877,786	0.97	670,045,346	0.38	1,868,028,138	1.05	4,259,951,270	2.40	177,751,821,976

As of April 30, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,185,902,502	5.38	696,690,609	1.72	409,343,539	1.01	5,883,394	0.01	1,111,917,542	2.74	40,596,020,042
Wide loans	4,832,278,593	7.55	649,421,587	1.01	426,610,914	0.67	879,007,186	1.37	1,955,039,687	3.05	64,029,194,378
Small business owner loans	5,060,892,234	9.31	505,119,941	0.93	454,986,817	0.84	999,227,796	1.84	1,959,334,554	3.60	54,377,417,143
Business Timely loans	619,305,549	3.58	204,907,140	1.18	149,658,724	0.86	4,181,033	0.02	358,746,897	2.07	17,301,936,593
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	14,218,220
Real estate-backed loans	300,696,166	28.51	8,340,782	0.79	19,965,950	1.89	202,686,458	19.22	230,993,190	21.90	1,054,662,986
Security-backed loans	105,027,864	20.88	0	0.00	0	0.00	0	0.00	0	0.00	502,978,976

Total	13,104,102,908	7.37	2,064,480,059	1.16	1,460,565,944	0.82	2,090,985,867	1.18	5,616,031,870	3.16	177,876,428,338

As of May 31, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,349,363,863	5.83	684,485,156	1.70	429,534,589	1.07	304,157,732	0.76	1,418,177,477	3.52	40,268,778,202
Wide loans	5,249,254,177	8.19	540,005,654	0.84	525,978,962	0.82	1,046,674,777	1.63	2,112,659,393	3.30	64,107,607,867
Small business owner loans	5,295,190,322	9.65	418,936,050	0.76	498,145,408	0.91	1,186,152,306	2.16	2,103,233,764	3.83	54,883,486,931
Business Timely loans	745,076,869	4.29	184,433,352	1.06	142,051,893	0.82	125,455,859	0.72	451,941,104	2.60	17,378,907,396
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,245,330
Real estate-backed loans	306,025,393	29.36	22,295,366	2.14	16,584,220	1.59	213,909,244	20.53	252,788,830	24.26	1,042,146,317
Security-backed loans	892,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	500,884,063

Total	13,945,803,488	7.83	1,850,155,578	1.04	1,612,295,072	0.90	2,876,349,918	1.61	6,338,800,568	3.56	178,198,056,106

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Active Ratios of Business Timely Accounts by Month

*Active ratios = (Number of Business Timely loan accounts with outstanding balance ÷ Total number of Business Timely loan accounts)

	01/10	01/11	01/12	02/1	02/2	02/3	02/4	02/5	02/6	02/7

Active ratios of Business Timely Accounts	54.9%	54.9%	54.9%	58.3%	58.1%	57.9%	57.1%	57.3%	57.6%	57.9%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	02/8	02/9	02/10	02/11	02/12	03/1	03/2	03/3	03/4	03/5

Active ratios of Business Timely Accounts	58.1%	58.0%	57.1%	57.1%	57.2%	57.4%	57.3%	56.7%	55.4%	55.2%

Number of Credit Lines of Business Timely Customers at Contracting Time

No. of credit lines
from other	01/10		01/11		01/12		02/1		02/2		02/3
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	768	53.9%	705	54.5%	567	53.7%	523	57.9%	513	54.2%	456	54.2%
1	393	27.6%	351	27.1%	287	27.2%	249	27.5%	247	26.1%	248	29.5%
2	250	17.6%	224	17.3%	196	18.6%	127	14.0%	180	19.0%	133	15.8%
3	13	0.9%	14	1.1%	5	0.5%	5	0.6%	7	0.7%	4	0.5%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	1,424	100.0%	1,294	100.0%	1,055	100.0%	904	100.0%	947	100.0%	841	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	02/4		02/5		02/6		02/7		02/8		02/9		02/10
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	565	55.3%	360	50.7%	296	49.6%	309	49.9%	261	48.3%	227	52.4%	274	50.8%
1	274	26.8%	220	31.0%	178	29.8%	171	27.6%	166	30.7%	124	28.7%	164	30.4%
2	180	17.6%	128	18.0%	119	19.9%	135	21.8%	107	19.9%	78	18.0%	98	18.2%
3	2	0.2%	2	0.3%	4	0.7%	4	0.6%	6	1.1%	4	0.9%	3	0.6%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	1,021	100.0%	710	100.0%	597	100.0%	619	100.0%	540	100.0%	433	100.0%	539	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	02/11		02/12		03/1		03/2		03/3		03/4		03/5		Total
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	301	52.3%	217	43.9%	229	51.8%	238	49.7%	177	47.1%	243	51.4%	302	50.3%	16,409	49.7%
1	170	29.5%	157	31.8%	127	28.7%	131	27.3%	126	33.5%	127	26.8%	188	31.3%	8,928	27.1%
2	98	17.0%	116	23.5%	81	18.3%	108	22.5%	73	19.4%	100	21.1%	109	18.2%	5,945	18.0%
3	7	1.2%	4	0.8%	5	1.1%	2	0.4%	0	0.0%	3	0.6%	1	0.2%	1,300	3.9%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	411	1.2%

Total	576	100.0%	494	100.0%	442	100.0%	479	100.0%	376	100.0%	473	100.0%	600	100.0%	32,993	100.0%

*Zero credit lines may include one line from Nissin

Business Timely / Ratios of Only Users

*Ratios of Only Users = (Number of users with no credit lines from other companies at contracting time ÷ Total number of Business Timely users)

	01/10	01/11	01/12	02/1	02/2	02/3	02/4	02/5	02/6	02/7

Business Timely/Ratios of Only Users	53.9%	54.5%	53.7%	57.9%	54.2%	54.2%	55.3%	50.7%	49.6%	49.9%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	02/8	02/9	02/10	02/11	02/12	03/1	03/2	03/3	03/4	03/5

Business Timely/Ratios of Only Users	48.3%	52.4%	50.8%	52.3%	43.9%	51.8%	49.7%	47.1%	51.4%	50.3%

Newly contracted accounts and loan amounts through Tie-up companies

May 2003

					(Unit : amounts in thousands of yen)

	Wide loans		Small business owner loans		Business Timely loans

	Number of		Number of		Number of
	accounts	Loan amounts	accounts	Loan amounts	accounts	Loan amounts

Shinsei Business Finance Co., Ltd	0	0	6	16,500	11	7,000
Sanyo Club Co., Ltd	0	0	24	57,700	13	5,750

Total	0	0	30	74,200	24	12,750

% of total number of new accounts and total amount of newly contracted loans for Nissin	0.00	0.00	5.18	4.48	4.00	1.06
Inter Co., Ltd	0	0	15	35,000	0	0
Shinki Co., Ltd	116	265,400	25	73,200	0	0
Wide Co., Ltd	66	144,500	20	56,900	0	0
Ascot Co., Ltd	0	0	0	0	37	12,500
Others	23	52,000	6	19,000	21	12,980

Total	205	461,900	66	184,100	58	25,480

% of total number of new accounts and total amount of newly contracted loans for Nissin	22.68	23.03	11.40	11.11	9.67	2.12
Total number of new accounts and total amount of newly contracted loans from Tie-up companies	205	461,900	96	258,300	82	38,230
Total number of new accounts and total amount of newly contracted loans for Nissin	904	2,005,650	579	1,657,100	600	1,200,000
% of total number of new accounts and total amount of newly contracted loans for Nissin	22.68	23.03	16.58	15.59	13.67	3.19

*	The number of newly contracted accounts of Business Timely loans includes the number of cardholders, which includes credit lines with zero balances.

Applications and Approval through Ascot Co., Ltd.

(Unit : amounts in thousands of yen)

		Details of contracts made monthly					Lending circumstances

										Advances under new
		New accounts						Additional advances under		contracts to current or
		contracted				Initial loan contracts		existing loan contracts		past borrowers

			Cards with
FY2003	Applications		zero balance	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts

April	265	25	14	11	9,000	15	10,320	114	19,995	13	10,560
May	303	37	20	17	12,500	9	5,600	108	14,282	13	10,200
June
July
August
September
October
November
December
January
February
March

TOTAL	568	62	34	28	21,500	24	15,920	222	34,277	26	20,760

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total Lending		Total Loans Outstanding

FY2003	Accounts	Amounts	Accounts	Amounts

April	153	49,875	1,171	784,951
May	147	42,582	1,192	784,646
June
July
August
September
October
November
December
January
February
March

TOTAL	300	92,457

*	The total loans outstanding include contracted consumer loans.

*	The referral relationship with Ascot Co., Ltd. started in May 2001.

Applications and Approvals Through Tie-up Companies

Loans acquired through Shinki Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	loans	owner loans	Others	TOTAL	loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,418	118	629	2,165	88	19	4	111	251,250	3,125	5,005,269
May	2,022	150	596	2,768	116	25	3	144	341,500	3,219	5,220,837
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	3,440	268	1,225	4,933	204	44	7	255	592,750

* The referral relationship with Shinki Co., Ltd. started in July 2001.

Loans acquired through Wide Co., Ltd

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	Loans	owner loans	Others	TOTAL	Loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,296	191	93	1,580	51	12	0	63	141,710	1,046	1,923,340
May	1,587	186	335	2,108	66	20	1	87	201,500	1,120	2,086,910
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	2,883	377	428	3,688	117	32	1	150	343,210

* The referral relationship with Wide Co., Ltd. started in July 2002.

Applications and Approvals Through Tie-up Companies (II)

Loans acquired through Sanyo Club Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	165	3	6	174	19	10	3	32	66,300	602	971,181
May	200	4	14	218	24	13	8	45	66,650	619	999,032
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	365	7	20	392	43	23	11	77	132,950

*  The referral relationship with Sanyo Club Co., Ltd. started in April 2002.

Loans acquired through Inter Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	187	0	99	286	18	0	4	22	62,300	246	566,741
May	185	0	75	260	15	0	2	17	44,500	261	601,001
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	372	0	174	546	33	0	6	39	106,800

*  The referral relationship with Inter Co., Ltd. started in February 2002.

Applications and Approvals Through Tie-up Companies (III)

Loans acquired through Shinsei Business Finance Co., Ltd.

									(Unit : amounts in thousands of yen)
		Screening Accounts				Contracted Accounts
										Amount of	Total Loans Outstanding
		Small business	Business			Small business	Business			contracted
FY2003	Applications	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	65	6	8	0	14	5	8	0	13	32,500	42	134,809
May	98	7	11	1	19	6	11	0	17	23,500	51	150,110
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	163	13	19	1	33	11	19	0	30	56,000

*	The referral relationship with Shinsei Business Finance Co., Ltd. started in February, 2003.

Funding Diversification

(1) Changes in borrowings

(Unit : amounts in millions of yen , %)
	May 2003		Mar 2003		May 2002

	amount	ratio	amount	ratio	amount	ratio

Banks	72,610	48.16	68,704	45.08	58,889	43.92
Life insurance	168	0.11	200	0.13	346	0.26
Non-life insurance	2,142	1.42	2,327	1.53	1,664	1.24
Others	32,521	21.57	33,688	22.11	19,691	14.68

Indirect	107,442	71.27	104,920	68.85	80,590	60.10
Direct	43,321	28.73	47,474	31.15	53,500	39.90

Total	150,764	100.00	152,394	100.00	134,090	100.00

(2) Trends in interest rates on borrowing

		(%)
	May/03	Mar/03	May/02

Banks	2.37	2.38	2.59
Life insurance	2.09	2.34	2.77
Non-life insurance	2.82	2.79	3.51
Others	2.46	2.51	3.00

Indirect	2.40	2.43	2.71
Direct	2.14	2.31	2.63

Total	2.33	2.39	2.68

		(%)
	May/03	Mar/03	May/02

Short-term	1.45	1.68	2.24
Long-term	2.41	2.40	2.72

(3) Breakdown of borrowing by period

(Unit : amounts in millions of yen , %)
	May 2003		Mar 2003		May 2002

	amount	ratio	amount	ratio	amount	ratio

Short-term loan	6,900	4.58	5,500	3.61	1,450	1.10

Long-term loan within 1 year	64,696	42.91	54,666	35.87	52,497	39.74
Long-term loan over 1 year	79,168	52.51	92,228	60.52	78,144	59.16
Total of long-term	143,864	95.42	146,894	96.39	130,642	98.90

Total	150,764	100.00	152,394	100.00	132,092	100.00